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                                                                      EXHIBIT 21


                     WGI SUBSIDIARIES AS OF DECEMBER 1, 2000


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
           SUBSIDIARY NAME                                         JURISDICTION
21st Century Rail Corporation                                      Delaware
Asia Badger, Inc.                                                  Delaware
Badger America, Inc.                                               Delaware
Badger Energy, Inc.                                                Delaware
Badger Middle East, Inc.                                           Delaware
Badger-SMAS Ltd.                                                   Saudi Arabia
Broadway Construction, Inc.                                        Nevada
Broadway Insurance Company, Ltd.                                   Bermuda
Canadian Badger Company Limited                                    Canada
Catalytic Industrial Maintenance Co., Inc.                         Delaware
Catalytic Servicios, C.A.                                          Venezuela
Centennial Engineering, Inc.                                       Colorado
CF Environmental Corporation                                       Massachusetts
Cia. Internacional de Ingenieria, S.A.                             Nevada
Constructora MK de Mexico, S.A. de C.V.                            Mexico
Constructora MK de Mexico, S.A. de C.V.                            Mexico
Ebasco International Corporation                                   Delaware
Emkay Canada Natural Resources, Ltd.                               Canada
Emkay Capital Investments, Inc.                                    Nevada
Energy Overseas International, Inc.                                Delaware
Gibsin Engineers, Ltd.                                             Republic of China
Harbert-Yeargin Inc.                                               Delaware
Industrial Constructors Corp.                                      Montana
International Refinery Contractors (IRC) B.V.                      Netherlands
International Refinery Contractors C.V.                            Netherlands
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
International Refinery Contractors C.V.                            Netherlands
Jackson & Moreland International, Inc.                             Massachusetts
McBride-Ratcliff and Associates, Inc.                              Texas
Mibrag B.V.                                                        Netherlands
Mitteldeutsche Braunkohlengesellschaft GmbH                        Germany
MK Aviation Services, Inc.                                         Nevada
MK Capital Company                                                 Nevada
MK Construction, Inc.                                              Nevada
MK Engineers and Contractors, S.A. de C.V                          Mexico
MK Engineers and Contractors, S.A. de C.V                          Mexico
MK Nevada LLC                                                      Nevada
MK Train Control, Inc.                                             Nevada
MKF Facilities Management Ltd.                                     Ireland
MK-Ferguson Engineering Company                                    Michigan
MK-Ferguson of Idaho Company                                       Idaho
MK-Ferguson of Oak Ridge Company                                   Tennessee
MKK Leasing                                                        Nevada
Morrison Knudsen B.V.  (a foreign limited liability co.)           Netherlands
Morrison Knudsen Corporation of Viet Nam                           Nevada
Morrison Knudsen Deutschland GmbH                                  Germany
Morrison Knudsen do Brasil Ltda.                                   Brazil
Morrison Knudsen Engineering Consulting (Shanghai) Company Ltd.    China
Morrison Knudsen Fort Knox Project Limited, LLC                    Ohio
Morrison Knudsen Industrial GmbH                                   Germany
Morrison Knudsen International Trading (Shanghai) Co. Ltd.         China
Morrison Knudsen International, Inc.                               Nevada
Morrison Knudsen Leasing Corporation                               Nevada
Morrison Knudsen Limited                                           England
Morrison Knudsen LLC                                               Nevada
Morrison Knudsen Magyarorszag, Kft.                                Hungary
Morrison Knudsen MISR LLC, a Limited Liability Company             Egypt
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
Morrison Knudsen MISR LLC, a Limited Liability Company             Egypt
Morrison Knudsen Overseas PTE LTD                                  Singapore
Morrison Knudsen Peru S.A.                                         Peru
Morrison Knudsen Peru Sociedad de Responsabilidad Limitada         Peru
Morrison Knudsen Polska Sp.zo.o.                                   Poland
Morrison Knudsen Thailand Limited                                  Thailand
Morrison Knudsen Umvelt GmbH                                       Germany
Morrison Knudsen Venezuela S.A.                                    Venezuela
Morrison-Knudsen Company, Inc.                                     Delaware
Morrison-Knudsen Engenharia, S.A.                                  Brazil
Morrison-Knudsen Engineers, Inc.                                   Nevada
Morrison-Knudsen Services, Inc.                                    Nevada
MYA Badger SNC                                                     Venezuela
National Projects Southwest, Inc.                                  Delaware
National Projects, Inc.                                            Nevada
Northern Construction Company Ltd.                                 Canada
Oak Ridge Site Maintenance Services, LLC                           Tennessee
Platte River Constructors Ltd.                                     Colorado
Pomeroy Corporation                                                California
POSVEN C.A.                                                        Venezuela
PT Morrison Knudsen Indonesia                                      Indonesia
Raytheon Architects, Ltd.                                          Colorado
Raytheon Constructors do Brazil Ltda.                              Brazil
Raytheon Constructors do Brazil Ltda.                              Brazil
Raytheon Constructors International, Inc.                          Delaware
Raytheon Demilitarization Company                                  Delaware
Raytheon Engineering & Construction Pty Limited                    South Africa
Raytheon Engineering Quality Services Corporation                  Delaware
Raytheon Engineers & Constructors (Aruba) Ltd.                     Delaware
Raytheon Engineers & Constructors (Canada) Ltd.                    Canada
Raytheon Engineers & Constructors (Ireland) Ltd.                   Delaware
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
Raytheon Engineers & Constructors (Panama) Ltd.                    Delaware
Raytheon Engineers & Constructors (Russia) Ltd.                    Massachusetts
Raytheon Engineers & Constructors (Trinidad and Tobago) Ltd.       Delaware
Raytheon Engineers & Constructors B.V.                             Netherlands
Raytheon Engineers & Constructors France S.a.r.l.                  France
Raytheon Engineers & Constructors France S.a.r.l.                  France
Raytheon Engineers & Constructors Germany G.m.b.H.                 Germany
Raytheon Engineers & Constructors Italy S.r.L.                     Italy
Raytheon Engineers & Constructors Latin America, Inc.              Delaware
Raytheon Engineers & Constructors Mauritius Ltd.                   Mauritius
Raytheon Engineers & Constructors Middle East Limited              Colorado
Raytheon Engineers & Constructors Midwest, Inc.                    Delaware
Raytheon Engineers & Constructors SRL                              Romania
Raytheon Engineers & Constructors UK Ltd.                          Delaware
Raytheon Engineers PSC                                             Puerto Rice
Raytheon Infrastructure Inc.                                       New York
Raytheon Nuclear Inc.                                              Delaware
Raytheon Quality Inspection Company                                Delaware
Raytheon Quality Programs Company                                  Delaware
Raytheon-Catalytic, Inc.                                           Delaware
Raytheon-Ebasco (Malaysia) Sdn. Bhd.                               Malaysia
Raytheon-Ebasco Indonesia Ltd.                                     Delaware
Raytheon-Ebasco Overseas Ltd.                                      Delaware
Raytheon-Ebasco Pakistan Ltd.                                      Delaware
Rust Constructors Inc.                                             Delaware
Safe Sites of Colorado LLC                                         Delaware
Secore Services Incorporated                                       Georgia
Shanghai Ebasco - ECEPDI Engineering Corporation                   Republic of China
Specialty Technical Services, Inc.                                 Pennsylvania
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
Stearns Catalytic Corporation                                      Delaware
Stearns Catalytic Ingenieria y Construccion Chile Limitada         Chile
Thai Refinery Constructors                                         Thailand
UME/SMAS LTD.                                                      Saudi Arabia
United Engineers Far East, Ltd.                                    Delaware
United Engineers International, Inc.                               Pennsylvania
United Mid-East, Inc.                                              Delaware
Washington Construction Corporation                                Montana
Washington Contractors Group, Inc.                                 Montana
WCG Holdings, Inc.                                                 Montana
WCG Leasing, Inc.                                                  Montana
West Valley Nuclear Services Company LLC                           Delaware
Westinghouse Government Environmental Services Company LLC         Delaware
Westinghouse Government Services Company LLC                       Delaware
Westinghouse KAPL LLC                                              Delaware
Westinghouse Safety Management Solutions LLC                       Delaware
Westinghouse Savannah River Company LLC                            Delaware
Westinghouse TRU Solutions LLC                                     New Mexico
Westinghouse Y-12 Company LLC                                      Tennessee
WSMS Mid-America LLC                                               Delaware
WSMS-MK LLC                                                        Tennessee
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